UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

TRUE NATURE HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Company Identification Number)

1355 Peachtree Street, Suite 1150

Atlanta, Georgia

(Address of principal executive offices)

(844) 383-8689

(Registrant’s telephone number, including area code)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective October 15, 2018, True Nature Holding Inc., a Delaware corporation (the “Company”) appointed Mr. James Crone (the “Appointment”) to the positions of President, Interim Chief Financial Officer, Secretary, and a member of the Board of Directors (the “Positions”). As of the date hereof, the Board of Directors consists of Mr. Louis DeLuca and Mr. James Crone.

Mr. James Crone, age 54, was a Partner with Ames Scullin O'Haire (ASO Advertising) from 2014 to 2018, where he was a subject matter expert in business strategy, operations, research, and digital marketing with responsibility for the business success of clients including Mitsubishi Electric Heating & Cooling, Georgia Aquarium, Mello Yello, Printpack, and Valor Hospitality. Mr. Crone successfully led the transition of an e-commerce client to a digitally-focused campaign resulting in 400%+ increase in ROI achieved by reducing cost per lead and increasing conversion rates and established the agency’s pay-per-click (PPC) and social media practices resulting in significant growth. From 2008 until 2014, Mr. Crone was EVP, Managing Director at The Partnership of Atlanta, an Atlanta based firm focused on digital advertising and design. In this role Mr. Crone was responsible for leading new business initiatives resulting in some of the largest agency account wins in its 30-year history including Alere Healthcare, ATC Income Tax, Crowne Plaza, IHG Army Hotels, First Option Mortgage, Ferrari/Maserati Atlanta, Park ’N Fly, Peach Pass/SRTA, SkyView, and Southstar Energy. While there, Mr. Crone established agency’s first digital, social, and media teams with capabilities including: broadcast media buying, digital advertising, social media, and paid search. Mr. Crone’s education includes a Master and Bachelor of Business Administration, from Pace University. Additionally, Mr. Crone attended the United States Military Academy, West Point and is a graduate of the United States Air Force (USAF) Air War College, Air Command and Staff College, and, Squadron Officers College professional military education programs.  His volunteer work includes his position as a Volunteer Director, Atlanta Ad Club as well as a Group and Squadron Commander with the Georgia Wing Civil Air Patrol, the USAF Auxiliary.

Additionally, in connection with the Appointment, on October 15, 2018, Mr. Crone and the Company entered into an Employment Agreement (the “Employment Agreement”). In accordance with the Employment Agreement, Mr. Crone shall serve full time in the Positions and any cash compensation shall accrue and be paid only upon sufficient funding to the Company, as determined by the Board of Directors. Mr. Crone’s compensation shall consist of (i) a base salary of $100,000.00 per year, and (ii) a potential performance bonus, subject to approval by the Board of Directors, of up to 100% of the base salary, equal to $100,000.00. Additionally, Mr. Crone received a grant of 600,000 shares of restricted common stock at a price per share of $0.075, subject to certain vesting and performance requirements as set forth in the Employment Agreement.

Item 7.01 Regulation FD Disclosure.

On October 4, 2018, the Company issued a press release announcing the Non-Binding Letter of Intent to acquire Singularis Health, LLC. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this item 7.01.

On October 16, 2018, the Company issued a press release announcing the appointment of James Crone as President, Interim Chief Financial Officer, Secretary and a member of the Board of Directors of the Company. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference in this item 7.01.

On October 22, 2018, the Company issued a press release announcing the appointment of Michael J. Loiacono as a member to the Advisory Board. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and incorporated by reference in this item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, furnished herewith, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities.

On September 28, 2018, the Company issued 100,000 shares of common stock at a price per share of $0.12 to a newly appointed member of the Board of Directors.

On September 28, 2018, the Company issued 100,000 shares of common stock at a price per share of $0.125 to a new member of the Advisory Board.

On September 28, 2018, the Company issued 150,000 shares of common stock at a price per share of $0.1285 to a consultant for services rendered to the Company.

On October 3, 2018, the Company issued 100,000 shares of common stock at a price per share of $0.11 to a newly appointed Member of the Advisory Board.

On October 15, 2018, the Company issued 600,000 shares of common stock at a price per share of $0.075, subject to certain vesting requirements, to the newly appointed President, Interim Chief Financial Officer, Secretary and member of the Board of Directors.

Item 8.01 Other Events.

Code of Business Conduct and Ethics

On June 5, 2017, the Board adopted a Code of Business Conduct and Ethics (the “Code”). The Code is applicable to the Company and its affiliates’ directors, officers and employees, as well agents and other parties acting on behalf, or for the benefit of the Company and/or its affiliates, including Mr. Crone. The Code addresses such individuals’ conduct with respect to, among other things, conflicts of interests, compliance with applicable laws, rules and regulations, compliance with rules to promote full, fair, accurate, timely and understandable disclosure, use of the Company’s assets and corporate opportunities, confidentiality, fair dealing, and reporting and enforcement. This description of the Code is qualified in its entirety by reference to the Code of Business Conduct and Ethics, a copy of which is incorporated herein by reference to Exhibit 14.1 of the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 15, 2017. The Company plans to make available the Code of Business Conduct and Ethics on the Company’s website at www.truenaturepharma.com.

Non-Binding Letter of Intent

On October 2, 2018, the Company executed a Non-Binding Letter of Intent (“LOI”) to acquire Singularis Health, LLC, an Indiana corporation (doing business as Singularis eHealth) (“Singularis”). Under the terms of the LOI, the Company shall, at its option, purchase all of the issued and outstanding shares of Singularis, or its assets, in exchange for a combination of (i) 800,000 shares of the Company’s restricted common stock, par value $0.01 per share of the Company, and (ii) a cash payment valued in an aggregate amount equal to $80,859.00, contingent on review and evaluation of due diligence of Singularis (the “Acquisition Transaction”). The Company plans to close the Acquisition Transaction in November 2018 and is currently in the due diligence stage (the “Closing”). The Closing is subject to the approval of the Board of Directors of the Company and Singularis, and the shareholders of Singularis. The Company can provide no assurances the Acquisition Transaction will be effectuated timely or at all.

Singularis eHealth is an Indianapolis-based health IT company that provides innovative prescription cost and restriction transparency to Health Care Providers (HCPs) at the point of care. In order to provide additional value for our point-of-care solutions, Singularis has partnered with a multi-state database to deliver prescription drug monitoring information, directly into the workflow.

Advisory Board

The Company's Advisory Board consists of experts in certain areas relevant to the Company’s operations. The members of the Advisory Board have no control over the Company’s Board of Directors or operations and as such are not subject to Section 16 of the Securities Exchange Act of 1934, as amended. Each member of the Advisory Board receives 100,000 shares of common stock per year as compensation for their service, at the discretion of the Board of Directors.

Resignation from the Advisory Board

On October 15, 2018, Mr. James Crone resigned as a member of the Advisory Board and was appointed President, Interim Chief Financial Officer, Secretary, and a member of the Board of Directors of the Company. On September 28, 2018, Mr. Crone was issued 100,000 shares of Common Stock as compensation for his service on the Advisory Board (the “Advisory Board Shares”). Mr. Crone will retain the Advisory Board Shares in addition to the shares issued in conjunction with his employment as disclosed above.

Incumbent Members of the Advisory Board

Mr. Phillip Giordano, age 60, has been on the Advisory Board since 2016, and is the owner of Skip's Pharmacy, a compounding pharmacy operator based in Deerfield Beach, Florida. He is currently assisting the Company in the design of a series of applications for the veterinary professionals and has agreed to license such applications upon completed. Mr. Giordano received 100,000 shares of Common Stock for his service on the Advisory Board in 2017 and an additional 100,000 shares of Common Stock for his service on the Advisory Board in 2018.

Mr. Craig Olivas, age 57, was appointed to the Advisory Board in September 2018, and has been a consultant and advisor to the Company since 2015. Mr. Olivas is a career digital marketing executive, and owner of Orange Curtain Media, LLC, an Orange County, California based advertising and web technology firm. Mr. Olivas has over 25 years-experience in e-commerce and web technology, specifically with the regulatory requirements of publicly held companies. Among his key corporate relationships are: NetWorkNewswire, ProPartner Advisors, and SkyFidelity, Inc. and its subsidiary TriCascade, Inc. Mr. Olivas has a Bachelor’s Degree from California State University, Long Beach in Finance and Marketing.

Appointments to the Advisory Board

On October 19, 2018, the Board announced the appointment of the following professionals to its Advisory Board.

Mr. Michael J. Loiacono, age 52, has more than 30 years of financial management experience, and is currently Chief Financial Officer at a clinical-stage immuno-oncology company. Mr. Loiacono helped lead the company through its merger and an associated $70 million private placement.

Additionally, Mr. Loiacono formerly worked for FCTI, Inc., where he was responsible for the company’s strategic development to include new products and services, new market penetration and maximizing gross and net revenues. In 2013, FCTI, Inc. acquired Global Axcess Corp, a publicly-traded company, where Mr. Loiacono served as the Company’s Chief Financial Officer. Mr. Loiacono has held various other financial management positions at other publicly traded and private companies and will serve as an advisor in the financial and strategic operations of the Company and its subsidiaries.

Mr. Loiacono will be issued 100,000 shares of Common Stock as compensation for his service on the Advisory Board.

Mr. Paul Sharaf, age 52, is the Chief Executive Officer and Co-Founder of Singularis eHealth, with whom the Company has entered into a Non-Binding Letter of Intent for the acquisition by the Company. In the interim, Mr. Sharaf has agreed to join our Advisory Board. Mr. Sharaf has over 25 years of experience advising biopharmaceutical companies on market access solutions. Mr. Sharaf has deep understanding of the healthcare delivery intersections across Payers, Health Systems (IDNs), Hospitals, and Physician channels.

Currently, Mr. Sharaf is an executive at Decisions Resources Group, where he manages their Market Access business unit. Mr. Sharaf came to DRG from Eli Lilly and Company, where he served as US Director of Operations, Managed Healthcare Services –where he developed multiple data warehouses to advance Lilly’s data and analytic capabilities; led multiple initiatives across the Payer, IDN, Hospital, and Physician customer segments.

Mr. Sharaf brings both strategic and tactical leadership to Singularis, and as a member of the Advisory Board to the Company. Mr. Sharaf led the ideation, strategic vision, company formation, intellectual property creation, and developmental roadmap for Singularis. Mr. Sharaf has a degree in economics from Connecticut College, including a Certificate from the London School of Economics.

Mr. Sharaf will be issued 100,000 shares of Common Stock as compensation for his service on the Advisory Board.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1*	Senior Executive Employment Agreement by and between True Nature Holding Inc. and James Crone, dated October 15, 2018
14.1	Code of Conduct Business and Ethics (incorporated herein by reference to the Form 8-K filed with the U.S. Securities and Exchange Commission on June 15, 2017)
99.1*	Press Release dated October 4, 2018, announcing Letter of Intent with Singularis eHealth, LLC
99.2*	Press Release dated October 16, 2018, announcing appointment of James Crone
99.3*	Press Release dated October 22, 2018, announcing appointment of Michael J. Loiacono

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING INC.

Dated: October 22, 2018	By:	/s/ Louis DeLuca
	Name:	Louis DeLuca
	Title:	Chief Operating Officer